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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

 January 2, 2002

rStar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27029 (Commission File Number)	91-1836242 (IRS Employer Identification No.)
3000 Executive Parkway #150, San Ramon, California		94583
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:            (925) 543-0300

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 2 2002, rStar Corporation, a Delaware corporation ("rStar") and Gilat Satellite Networks Ltd., an Israeli corporation ("Gilat") announced their schedule to close the pending and previously announced acquisition by rStar of Gilat's StarBand Latin America business and the pending and previously announced tender offer for shares of rStar common stock.

        The parties also announced that they have revised a few of the terms of the transactions and, consequently, entered into a second amended and restated acquisition agreement dated as of December 31, 2001. A copy of the second amended and restated acquisition agreement is attached as an exhibit to this filing. The four principal changes to the previously announced terms are as follows:

  •
  The termination date of the acquisition agreement has been extended to May 31, 2002,

  •
  The parties announced a change in the cash consideration to be paid by rStar in the tender offer. Previously, rStar had agreed to acquire up to 6,315,789 shares of rStar common stock, constituting approximately 29% of the outstanding shares of rStar common stock not held by Gilat and its corporate affiliates, in exchange for $0.95 in cash and .0738 of an ordinary share of Gilat for each share of rStar common stock tendered in the tender offer. Under the revised terms of the tender offer, the cash consideration that rStar stockholders will receive in exchange for their shares of rStar common stock will equal an amount between $0.32 and $1.58 per tendered share. The exact amount of the cash consideration will be calculated pursuant to a formula, described in the agreement, which is tied to the average closing price for Gilat's ordinary shares over a consecutive 10-day trading period ending on the fifth trading day prior to the expiration of the offer. If more than 6,315,789 shares of rStar common stock are tendered, rStar intends to purchase shares on a pro rata basis up to such number. If all outstanding shares of rStar common stock (except shares held by Gilat and its corporate affiliates) are tendered, each tendering stockholder will be able to tender approximately 29% of his or her shares. Under the revised terms, the aggregate cash consideration payable in the tender offer, assuming the maximum number of shares of rStar common stock are tendered in the offer, will range between a minimum of approximately $2 million and a maximum of approximately $10 million,

  •
  In Mexico, rStar will only have a non-exclusive right to provide certain satellite-based voice and data services to small office and home office subscribers through an entity that meets certain stated criteria and will not have any rights to provide such services to the consumer market in Mexico. These limitations on rStar's rights will provide Gilat with the flexibility to pursue transactions in Mexico with other partners, and

  •
  Under the previously announced terms of the acquisition agreement, in the event that the StarBand Latin America business does not achieve certain earnings targets during each of the one year periods ended June 30, 2003 and June 30, 2004, rStar stockholders of record (excluding Gilat and its corporate affiliates) as of June 30, 2003 or June 30, 2004, will be entitled to their pro rata share of a special cash distribution equal to either $2.5 million or $5 million in cash in each year (depending upon the amount of earnings actually achieved by the StarBand Latin America business during those one year periods). Conversely, in the event that the StarBand Latin America business exceeds certain earnings targets during each of the one year periods referenced above, rStar will issue to Gilat at the end of each such period additional shares of rStar common stock constituting approximately 2.5% or 5.0% of the number of rStar's outstanding shares immediately following the closing of the acquisition agreement (depending upon the amount of earnings actually achieved by the StarBand Latin America business during those one year periods). The parties have agreed to revise the terms of this special cash distribution and the additional share issuance to provide that rStar stockholders will not be entitled to a special cash distribution and Gilat will not be entitled to the additional share issuance, not only in the event of an rStar qualified public offering meeting certain criteria, as previously agreed, but also if rStar closes a sale of rStar common stock, in a single transaction, to a party other than Gilat and its affiliates that raises gross proceeds to rStar of at least $100 million, at a price of rStar common stock equal to $1 per share. Under the revised terms, only 60% of these proceeds need to be in the form of cash.

        rStar's Board of Directors has approved the revised terms of the transaction and the offer. However, neither rStar nor its Board of Directors is making any recommendation to its stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. The parties are hopeful that, subject to completion of the Securities and Exchange Commission review process, the transactions will close prior to the end of the first quarter of 2002. It is presently contemplated that the meeting of rStar stockholders will be held during February 2002.

        The revised terms of the acquisition and the offer, which have been approved by rStar's Board of Directors, will be presented to rStar's stockholders for approval. Certain stockholders of rStar owning a majority of rStar's common stock, including Gilat, have agreed to vote in favor of the transactions at a meeting of rStar stockholders. Accordingly, the transaction is expected to be approved.

        The foregoing description of the acquisition agreement and the transactions contemplated thereby, is not complete and is qualified in its entirety by reference to the Amended and Restated Acquisition Agreement dated as of December 31, 2001, attached as an exhibit hereto, and the tender offer documents, which will be filed with the Securities and Exchange Commission upon commencement of the tender offer as an exhibit to Schedule TO. A press release issued by rStar and Gilat on January 2, 2002 announcing the transactions contemplated in the Second Amended and Restated Acquisition Agreement is also attached as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  and (b) Not Applicable

  (b)
  Exhibits. The following exhibits are filed with this report, and the foregoing description is modified by reference to such exhibits:

2.1	Second Amended and Restated Acquisition Agreement dated as of December 31, 2001, by and among Gilat To Home Latin America (Holland) N.V., rStar Corporation, and Gilat Satellite Networks Ltd., relating to the acquisition of Starband Latin America (Holland) B.V. (schedules and exhibits omitted).
99.1	Press Release dated January 2, 2002 of rStar Corporation and Gilat Satellite Networks Ltd.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

rStar Corporation
By:	/s/ LANCE MORTENSEN Lance Mortensen President and Chief Executive Officer

Date:    January 2, 2002

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES